Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B and Class C Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B and Class C Statement of Additional Information and to the incorporation by reference of our report, dated March 31, 2005, on the financial statements and financial highlights of Pioneer Select Value Fund included in the Annual Report to the Shareowners for the year ended February 28, 2005 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 1 to the Registration Statement (Form N-1A No. 333-113616) of Pioneer Select Value Fund.



/s/ ERNST & YOUNG LLP

Boston, Massachusetts
June 29, 2005